Exhibit 99.1

 NEWS

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
Analyst Contact: John C. Pollok (803) 765-4628

SCBT Reports Second Quarter 2012 Financial Results;

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—July 27, 2012—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, today released its unaudited results of operations and other financial information for the three-month and six-month periods ended June 30, 2012.  Highlights of the second quarter 2012 include the following:

•                  Net income of $8.0 million, or $0.55 diluted EPS in 2Q 2012 compared to $7.0 million, or $0.50 diluted EPS in 1Q 2012 and $4.9 million, or $0.35 diluted EPS in 2Q 2011;

•                  Operating earnings, which excludes merger and conversion related expense, of $9.4 million, or $0.63 diluted EPS in 2Q 2012 compared to $7.1 million, or $0.51 diluted EPS in 1Q 2012 and $5.3 million, or $0.38 diluted EPS in 2Q 2011;

•                  Return on average assets was 0.75% annualized in 2Q 2012 compared to 0.71% in 1Q 2012 and 0.50% in 2Q 2011; Operating return on average assets was 0.88% in 2Q 2012 compared to 0.72% in 1Q 2012 and 0.54% in 2Q 2011;

•                  Return on average equity was 7.77% annualized in 2Q 2012 compared to 7.37% in 1Q 2012 and 5.35% in 2Q 2011; Operating return on average equity was 9.05% annualized in 2Q 2012 compared to 7.44% in 1Q 2012 and 5.77% in 2Q 2011;

•                  Efficiency ratio improved to 68.3% in 2Q 2012 compared to 72.0% in 1Q 2012 and 74.3% in 2Q 2011; Operating efficiency ratio improved to 64.7% in 2Q 2012 compared to 71.8% in 1Q 2012 and 73.1% in 2Q 2011;

•                  Net charge-offs of non-acquired loans increased to 0.77% annualized in 2Q 2012, compared to 0.66% annualized in 1Q 2012 and 0.71% annualized in 2Q 2011;

•                  Non-performing Assets (NPAs):  1.90% of total assets for 2Q 2012 compared to 2.26% for 1Q 2012 and 2.44% for 2Q 2011; 3.32% of loans and repossessed assets, excluding acquired assets, for 2Q 2012 compared to 3.72% for 1Q 2012 and 3.86% for 2Q 2011;

•                  Organic loan growth was $43.9 million or 7.2% annualized during 2Q 2012

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on August 24, 2012 to shareholders of record as of August 17, 2012.

Second Quarter 2012 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $8.0 million, or $0.55 per diluted share for the three months ended June 30, 2012.  Driving this increase was an increase in net interest income, improved noninterest income, good control over noninterest expense, and partially offset by an increase in negative accretion on the indemnification asset.

“Our performance during the second quarter was exceptional and is the culmination of our growth and efficiency efforts over the last several years.  Our balance sheet strength allowed us to be opportunistic during the economic downturn, with regard to organic growth, FDIC-assisted transactions, and whole bank acquisitions,” said Robert R. Hill, Jr., president and CEO, SCBT Financial Corporation.  “We began to see some benefits during the first quarter, but this quarter’s performance really demonstrates the overall impact of that strategy.  Highlights of the quarter included meaningful asset quality improvements, successful integration of Peoples Bancorporation, solid legacy loan growth, fee income increases in every category, and a much improved efficiency ratio.  We still have a great opportunity to improve further, but are off to a strong 2012.”

Asset Quality

During the second quarter of 2012, SCBT saw improvement in many of the asset quality metrics. These improvements were evidenced by declines in the following non-acquired categories at June 30, 2012: classified assets were down $16.9 million to $160.6 million; nonperforming loans down by $12.4 million to $57.6 million, and nonperforming assets were down $8.3 million to $83.1 million from $91.4 million at the end of March.

At June 30, 2012, the allowance for non-acquired loan losses was $47.3 million or 1.91% of non-acquired period-end loans.  The current allowance for loan losses provides .82 times coverage of period-end non-acquired nonperforming loans.  Net charge-offs within the non-acquired portfolio were $4.7 million for the quarter or 0.77% annualized, up slightly from both the first quarter of 2012 of $4.1 million or 0.66% annualized and second quarter of 2011 of $4.2 million or 0.71% annualized.  OREO cost again declined in the second quarter by $600,000 from the first quarter of 2012.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $42.5 million for the second quarter of 2012, a $3.5 million increase from first quarter primarily as a result of the Peoples Bancorporation acquisition and the related increase in interest earning assets, and the continued reduction in the cost of funds.  Tax-equivalent net interest margin decreased 1 basis point from the second quarter of 2011 and from the first quarter of 2012 to 4.69%.  The Company’s average yield on interest-

earning assets decreased 34 basis points while the average rate on interest-bearing liabilities decreased 35 basis points from the second quarter of 2011.  During the second quarter of 2012, the Company’s average total assets increased to almost $4.3 billion and average earning assets increased to $3.7 billion.  The growth in average total assets was supported by growth in average total deposits to $3.6 billion.

Noninterest Income and Expense

Noninterest income was $11.7 million in the second quarter of 2012.  The Company saw improvements in all categories of noninterest income over the comparable period of 2011 and from the first quarter of 2012.  Second quarter noninterest income included recoveries from acquired assets totaling $1.0 million.  These increases were partially offset by negative accretion on the FDIC indemnification asset resulting from the reduction of expected cash flows of this asset related to certain pools of acquired loans which had improved estimated cash flows.

Noninterest expense was $37.5 million in the second quarter of 2012 up from $35.2 million in the first quarter.  This increase from the first quarter of 2012 was driven primarily by $2.0 million in merger and conversion cost.  In addition, the acquisition of Peoples Bancorporation, Inc., added approximately $2.0 million of noninterest expense during the second quarter across all categories.  The efficiency ratio improved during the quarter from 72.0% in the first quarter to 68.3% in the second quarter of 2012.

Balance Sheet and Capital

In the second quarter of 2012, SCBT’s total assets totaled $4.4 billion with the completion of the Peoples acquisition.  The asset growth was driven by increases in investment securities, acquired loans, non-acquired loans, premises and equipment, bank owned life insurance, intangibles and deferred tax assets.  The asset growth was supported by $304.3 million in deposit growth; an increase of $168.4 million in core deposits and a $135.9 million increase in CDs.  The majority of this asset growth was the result of the Peoples acquisition.

Book value per share and tangible book value per share increased to $28.17 and $22.86 per share at June 30, 2012 by $0.66 and $0.62 per share from March 31, 2012 and by $1.64 and $1.68 per share from June 30, 2011.

The total risk-based capital ratio is estimated to decline by 63 basis points from the first quarter of 2012 to 15.19%, due primarily to the increase in risk-weighted assets from the Peoples acquisition and a change in risk-weighted mix relative to the increase in capital.  Tier 1 leverage ratio decreased slightly by 1 basis point for the quarter to 9.22%.  The Company’s capital positions remain “well-capitalized” by all measures at June 30, 2012.

“Our strong balance sheet continues to allow us to improve our operating performance, which is evidenced by operating net income, strong capital position and increasing tangible book value,” said John C. Pollok, COO and CFO.  “With our results, our operating EPS has now surpassed the third quarter of 2008, which was previously our highest operating EPS.  In addition, pre-tax, pre-

provision operating income grew to above $18.7 million for the quarter, an increase of $5.4 million over the first quarter of 2012.”

SCBT Financial Corporation will hold a conference call on July 27th at 11 a.m. ET where management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 866-328-3013.  The number for international participants is 914-495-8535.  The conference ID number is 92134176.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning July 27th by 2:00 p.m. ET until 11:59 p.m. on August 4th.  To listen to the replay, dial 855-859-2056 or 404-537-3406.  The pass code is 92134176.

***************

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the bank; NCBT, a division of the bank, and Community Bank & Trust, a division of the bank.  Providing financial services for over 78 years, SCBT Financial Corporation operates 76 locations in 19 South Carolina counties, 10 north Georgia counties, and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $4.4 billion, is the largest publicly traded bank holding company in South Carolina and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of acquisitions (including, among others, Peoples), including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (14) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (15) the payment of dividends on SCBT being subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (16) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011	June 30,		2012 - 2011
	2012	2012	2011	2011	2011	% Change	2012	2011	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$45,470	$42,220	$43,825	$45,307	$43,331	4.9%	$87,690	$82,586	6.2%
Interest expense	2,936	3,182	3,900	4,627	5,330	-44.9%	6,118	11,739	-47.9%
Net interest income	42,534	39,038	39,925	40,680	38,001	11.9%	81,572	70,847	15.1%
Provision for loan losses (1)	4,641	2,723	7,057	8,323	4,215	10.1%	7,364	14,856	-50.4%
Noninterest income	11,744	9,473	9,663	20,791	8,792	33.6%	21,217	24,665	-14.0%
Noninterest expense	37,509	35,219	36,548	37,158	35,048	7.0%	72,728	69,272	5.0%
Income before provision for income taxes	12,128	10,569	5,983	15,990	7,530	61.1%	22,697	11,384	99.4%
Provision for income taxes	4,097	3,541	1,154	5,658	2,612	56.9%	7,638	3,950	93.4%
Net income	$8,031	$7,028	$4,829	$10,332	$4,918	63.3%	$15,059	$7,434	102.6%

Basic weighted-average common shares	14,650,914	13,882,801	13,845,444	13,818,012	13,805,428	6.1%	14,260,257	13,500,009	5.6%
Diluted weighted-average common shares	14,733,325	13,951,290	13,914,814	13,883,897	13,885,921	6.1%	14,333,775	13,582,012	5.5%

Earnings per share - Basic	$0.55	$0.51	$0.35	$0.75	$0.36	52.8%	$1.06	$0.55	92.7%
Earnings per share - Diluted	0.55	0.50	0.35	0.74	0.35	57.1%	1.05	0.54	94.4%

Cash dividends declared per share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%	$0.34	$0.34	0.0%
Dividend payout ratio (2)	36.48%	49.48%	23.07%	48.39%	94.45%	-61.4%	41.77%	154.39%	-72.9%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$8,031	$7,028	$4,829	$10,332	$4,918	63.3%	$15,060	$7,434	102.6%
Gains on acquisitions, net of tax	—	—	—	(6,806)	—		—	(3,610)
Merger and conversion related expense, net of tax	1,323	64	327	1,102	390	239.3%	1,387	788
Net operating earnings (loss) (non-GAAP)	$9,354	$7,092	$5,156	$4,628	$5,308	76.2%	$16,447	$4,612	256.6%

Operating earnings (loss) per share - Basic	$0.64	$0.51	$0.37	$0.33	$0.38	68.4%	$1.15	$0.33	248.5%
Operating earnings (loss) per share - Diluted	0.63	0.51	0.37	0.33	0.38	65.8%	1.14	0.33	245.5%

						Second
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Six Months		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011	June 30,	June 30,	2012 - 2011
	2012	2012	2011	2011	2011	% Change	2012	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$29,604	$34,073	$52,743	$21,331	$13,385	121.2%	$31,838	$16,312	95.2%
Acquired loans, net of allowance for acquired loan losses	484,084	357,668	386,713	400,651	370,468	30.7%	420,876	365,450	15.2%
Non-acquired loans	2,456,069	2,456,080	2,467,363	2,444,185	2,366,905	3.8%	2,456,075	2,338,901	5.0%
Total loans (1)	2,940,153	2,813,748	2,854,076	2,844,836	2,737,373	7.4%	2,876,951	2,704,351	6.4%
FDIC receivable for loss share agreements	219,183	246,556	267,904	304,089	303,881	-27.9%	232,870	270,202	-13.8%
Total investment securities	468,334	324,473	317,940	304,642	236,798	97.8%	396,403	242,527	63.4%
Intangible assets	79,583	74,089	74,601	74,960	75,106	6.0%	76,836	74,064	3.7%
Earning assets	3,703,552	3,371,704	3,346,444	3,319,083	3,277,058	13.0%	3,537,629	3,247,091	8.9%
Total assets	4,295,911	3,957,918	3,947,773	3,935,427	3,936,572	9.1%	4,126,914	3,866,509	6.7%
Noninterest-bearing deposits	795,867	700,438	675,998	636,883	610,109	30.4%	748,152	574,915	30.1%
Interest-bearing deposits	2,808,884	2,570,595	2,614,304	2,641,606	2,658,638	5.7%	2,689,740	2,635,103	2.1%
Total deposits	3,604,751	3,271,033	3,290,302	3,278,489	3,268,747	10.3%	3,437,892	3,210,018	7.1%
Federal funds purchased and repurchase agreements	215,678	229,099	194,427	195,777	224,163	-3.8%	222,389	225,342	-1.3%
Other borrowings	46,203	46,480	46,774	47,272	46,379	-0.4%	46,342	47,459	-2.4%
Shareholders’ equity	415,952	383,377	382,909	380,933	369,019	12.7%	399,664	358,111	11.6%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	ENDING Balance					Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011
	2012	2012	2011	2011	2011	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$42,525	$34,706	$45,809	$45,870	$17,956	136.8%
Acquired loans	560,058	369,144	402,201	435,793	379,341	47.6%
Non-acquired loans	2,481,251	2,437,314	2,470,565	2,461,613	2,405,613	3.1%
Total loans (1)	3,041,309	2,806,458	2,872,766	2,897,406	2,784,954	9.2%
FDIC receivable for loss share agreements	200,569	231,331	262,651	274,658	299,200	-33.0%
Total investment securities	511,138	357,448	324,056	321,047	249,483	104.9%
Intangible assets	79,971	73,926	74,426	74,949	74,915	6.7%
Allowance for acquired loan losses	(35,813)	(34,355)	(31,620)	(29,870)	(25,545)	40.2%
Allowance for non-acquired loan losses (1)	(47,269)	(47,607)	(49,367)	(49,110)	(48,180)	-1.9%
Premises and equipment	106,458	93,209	94,250	90,020	90,529	17.6%
Total assets	4,373,269	4,046,343	3,896,557	3,935,518	3,839,935	13.9%
Noninterest-bearing deposits	806,235	757,777	658,454	653,923	598,112	34.8%
Interest-bearing deposits	2,854,737	2,598,860	2,596,018	2,633,729	2,607,716	9.5%
Total deposits	3,660,972	3,356,637	3,254,472	3,287,652	3,205,828	14.2%
Federal funds purchased and repurchase agreements	220,264	235,412	180,436	184,403	187,550	17.4%
Other borrowings	46,105	46,397	46,683	46,955	46,275	-0.4%
Total liabilities	3,948,363	3,659,836	3,514,777	3,553,796	3,468,830	13.8%
Shareholders’ equity	424,906	386,507	381,780	381,722	371,105	14.5%

Common shares issued and outstanding	15,085,991	14,052,177	14,039,422	14,004,372	13,987,686	7.9%

						Second
						Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011
	2012	2012	2011	2011	2011	% Change
NONPERFORMING ASSETS (ENDING BALANCE)
Non-acquired
Non-acquired nonaccrual loans	$49,406	$59,278	$64,170	$61,163	$57,806	-14.5%
Restructured loans	8,064	10,578	11,807	11,698	10,880	-25.9%
Other real estate owned (“OREO”) not covered under FDIC loss share agreements	25,518	21,381	18,022	22,686	24,900	2.5%
Accruing loans past due 90 days or more	137	130	926	495	94	45.7%
Other nonperforming assets	—	24	24	24	50	-100.0%
Total non-acquired nonperforming assets	83,125	91,391	94,949	96,066	93,730	-11.3%
Acquired (7)
Acquired nonaccrual loans	—	—	—	—	—
OREO covered under FDIC loss share agreements	53,146	61,788	65,849	79,739	74,591	-28.8%
OREO not covered under FDIC loss share agreements	5,745	—	—	—	—
Other nonperforming assets	73	215	251	347	408
Total acquired nonperforming assets	58,964	62,003	66,100	80,086	74,999	-21.4%
Total nonperforming assets	$142,089	$153,394	$161,049	$176,152	$168,729	-15.8%

Excluding Acquired Assets
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	3.32%	3.72%	3.82%	3.87%	3.86%
Total nonperforming assets as a percentage of total assets (5)	1.90%	2.26%	2.44%	2.44%	2.44%
NPLs as a percentage of period end non-acquired loans	2.32%	2.87%	3.11%	2.98%	2.86%
Including Acquired Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	4.55%	5.31%	5.45%	5.91%	5.87%
Total nonperforming assets as a percentage of total assets	3.25%	3.79%	4.13%	4.48%	4.39%
NPLs as a percentage of period end loans	1.89%	2.49%	2.68%	2.55%	2.48%

OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$135,099	$156,118	$166,383	$157,569	$163,856	-17.6%
OREO and other nonperforming assets	25,518	21,405	18,046	22,710	24,950	2.3%
Total classified assets	$160,617	$177,523	$184,429	$180,279	$188,806	-14.9%

Tier 1 capital and non-acquired allowance for loan losses	$436,964	$406,070	$402,470	$398,231	$388,659	12.4%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	36.76%	43.72%	45.82%	45.27%	48.58%

Non-acquired Loans 30-89 Day Past Due	$10,464	$7,290	$9,235	$8,371	$11,451	-8.6%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Second
	Quarter Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011	June 30,	June 30,	2012 - 2011
	2012	2012	2011	2011	2011	% Change	2012	2011	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$47,607	$49,367	$49,110	$48,180	$48,164	-1.2%	$49,367	$47,512	3.9%
Loans charged off	(5,114)	(5,344)	(6,846)	(7,426)	(4,574)	11.8%	(10,458)	(13,774)	-24.1%
Overdrafts charged off	(441)	(354)	(413)	(432)	(196)	125.0%	(795)	(318)	150.0%
Loan recoveries	700	1,424	409	569	454	54.2%	2,124	910	133.4%
Overdraft recoveries	125	216	138	112	103	21.4%	341	272	25.4%
Net charge-offs	(4,730)	(4,058)	(6,712)	(7,177)	(4,213)	12.3%	(8,788)	(12,910)	-31.9%
Provision for loan losses on non-acquired loans	4,392	2,298	6,969	8,107	4,229	3.9%	6,690	13,578	-50.7%
Balance at end of period, non-acquired loans	47,269	47,607	49,367	49,110	48,180	-1.9%	47,269	48,180	-1.9%
Acquired Loans:
Balance at beginning of period	34,355	31,620	29,870	25,545	25,833		31,620	—
Loans charged off	—	—	—	—	—		—
Loan recoveries	—	—	—	—	—		—	—
Net charge-offs	—	—	—	—	—		—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	1,457	2,735	1,750	4,325	(288)		4,192	25,545
Benefit attributable to FDIC loss share agreements	(1,208)	(2,310)	(1,663)	(4,109)	274		(3,518)	(24,268)
Net provision for loan losses on acquired loans	249	425	87	216	(14)		674	1,277
Provision for loan losses recorded through the FDIC loss share receivable	1,208	2,310	1,663	4,109	(274)		3,518	24,268
Balance at end of period, acquired loans	35,812	34,355	31,620	29,870	25,545		35,812	25,545
Balance at end of period, total allowance for loan losses	$83,081	$81,962	$80,987	$78,980	$73,725	12.7%	$83,081	$73,725	12.7%

Total provision for loan losses charged to operations	$4,641	$2,723	$7,057	$8,323	$4,215		$7,365	$14,855
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.91%	1.95%	2.00%	2.00%	2.00%		1.91%	2.00%
Allowance for loan losses as a percentage of total loans (1)	2.73%	2.92%	2.82%	2.73%	2.65%		2.73%	2.65%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	82.05%	68.02%	64.19%	66.95%	70.05%		82.05%	70.05%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.77%	0.66%	1.08%	1.16%	0.71%		0.72%	1.11%

						Second
						Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011
	2012	2012	2011	2011	2011	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired covered loans	$332,874	$363,050	$394,495	$427,161	$369,658	51.5%
Acquired non-covered loans	227,184	6,094	7,706	8,632	9,683	2246.2%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	279,519	294,865	310,845	316,072	338,288	-17.4%
Commercial non-owner occupied	284,147	284,044	299,698	304,616	306,698	-7.4%
Total commercial non-owner occupied real estate	563,666	578,909	610,543	620,688	644,986	-12.6%
Consumer real estate:
Consumer owner occupied	420,298	407,697	391,529	394,205	367,910	14.2%
Home equity loans	257,061	258,054	264,986	264,588	263,667	-2.5%
Total consumer real estate	677,359	665,751	656,515	658,793	631,577	7.2%
Commercial owner occupied real estate	763,338	744,441	742,890	719,791	669,224	14.1%
Commercial and industrial	228,010	216,083	220,454	216,573	215,901	5.6%
Other income producing property	132,193	130,177	140,693	142,325	133,152	-0.7%
Consumer non real estate	87,290	85,350	85,342	84,972	80,072	9.0%
Other	29,395	16,603	14,128	18,471	30,701	-4.3%
Total non-acquired loans	2,481,251	2,437,314	2,470,565	2,461,613	2,405,613	3.1%
Total loans (net of unearned income) (1)	$3,041,309	$2,806,458	$2,872,766	$2,897,406	$2,784,954	9.2%

Loans held for sale	$42,525	$34,706	$45,809	$45,870	$17,956	136.8%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended						Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,		June 30,	June 30,
	2012	2012	2011	2011	2011		2012	2011
SELECTED RATIOS

Return on average assets (annualized)	0.75%	0.71%	0.49%	1.04%	0.50%		0.73%	0.39%

Operating return on average assets (annualized) (non-GAAP)	0.88%	0.72%	0.52%	0.47%	0.54%		0.80%	0.24%

Return on average equity (annualized)	7.77%	7.37%	5.00%	10.76%	5.35%		7.58%	4.19%

Operating return on average equity (annualized) (non-GAAP)	9.05%	7.44%	5.34%	4.82%	5.77%		8.28%	2.60%

Return on average tangible equity (annualized) (non-GAAP) (10)	10.03%	9.57%	6.76%	13.83%	7.16%		9.81%	5.72%

Net interest margin (tax equivalent)	4.69%	4.70%	4.78%	4.95%	4.70%		4.70%	4.43%

Efficiency ratio (tax equivalent)	68.34%	72.02%	73.09%	59.97%	74.33%		70.07%	72.21%

Operating efficiency ratio (tax equivalent) (6)	64.70%	71.83%	72.28%	69.81%	73.06%		68.06%	75.29%

Book value per common share	$28.17	$27.51	$27.19	$27.26	$26.53

Tangible book value per common share (non-GAAP) (10)	$22.86	$22.24	$21.89	$21.91	$21.18

Common shares issued and outstanding	15,085,991	14,052,177	14,039,422	14,004,372	13,987,686

Equity-to-assets	9.72%	9.55%	9.80%	9.70%	9.66%

Tangible equity-to-tangible assets (non-GAAP) (10)	8.03%	7.87%	8.04%	7.95%	7.87%

Tier 1 leverage (9)	9.22%	9.23%	9.12%	9.04%	8.82%

Tier 1 risk-based capital (9)	13.91%	14.55%	14.09%	13.92%	13.89%

Total risk-based capital (9)	15.19%	15.82%	15.36%	15.19%	15.15%

	Quarter Ended						Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,		June 30,	June 30,
	2012	2012	2011	2011	2011		2012	2011
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (12)
Net income (GAAP)	$8,031	$7,028	$4,829	$10,332	$4,918	63.3%	$15,059	$7,434	102.6%
Provision for loan losses (1)	4,641	2,723	7,057	8,323	4,215	10.1%	7,364	14,856	-50.4%
Provision for income taxes	4,097	3,541	1,154	5,658	2,612	56.9%	7,638	3,950	93.4%
Pre-tax, pre-provision income	16,769	13,292	13,040	24,313	11,745	42.8%	30,061	26,240	14.6%
Gains on acquisitions	—	—	—	(11,001)	—		—	(5,528)
Merger and conversion related expense	1,998	96	404	1,587	598	234.1%	2,094	1,207
Pre-tax, pre-provision operating earnings (non-GAAP)	$18,767	$13,388	$13,444	$14,899	$12,343	52.0%	$32,155	$21,919	46.7%

Operating Return of Average Assets
Operating return on average assets (non-GAAP)	0.88%	0.72%	0.52%	0.47%	0.54%		0.80%	0.24%
Effect to adjust for acquisition gains	0.00%	0.00%	0.00%	0.69%	0.00%		0.00%	0.19%
Effect to adjust for merger and conversion related expenses	-0.13%	-0.01%	-0.03%	-0.12%	-0.04%		-0.07%	-0.04%
Return on average assets (GAAP)	0.75%	0.71%	0.49%	1.04%	0.50%		0.73%	0.39%

Operating Return of Average Equity
Operating return on average equity (non-GAAP)	9.05%	7.44%	5.34%	4.82%	5.77%		8.28%	2.60%
Effect to adjust for acquisition gains	0.00%	0.00%	0.00%	7.09%	0.00%		0.00%	2.03%
Effect to adjust for merger and conversion related expenses	-1.28%	-0.07%	-0.34%	-1.15%	-0.42%		-0.70%	-0.44%
Return on average equity (GAAP)	7.77%	7.37%	5.00%	10.76%	5.35%		7.58%	4.19%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
RECONCILIATION OF NON-GAAP TO GAAP (CONTINUED)

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	10.03%	9.57%	6.76%	13.83%	7.16%	9.81%	5.72%
Effect to adjust for tangible assets	-2.26%	-2.20%	-1.76%	-3.07%	-1.81%	-2.23%	-1.53%
Return on average equity (GAAP)	7.77%	7.37%	5.00%	10.76%	5.35%	7.58%	4.19%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$22.86	$22.24	$21.89	$21.91	$21.18
Effect to adjust for tangible assets	5.30	5.26	5.30	5.35	5.35
Book value per common share (GAAP)	$28.17	$27.51	$27.19	$27.26	$26.53

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	8.03%	7.87%	8.04%	7.95%	7.87%
Effect to adjust for tangible assets	1.69%	1.68%	1.76%	1.75%	1.79%
Equity-to-assets (GAAP)	9.72%	9.55%	9.80%	9.70%	9.66%

	Three Months Ended
	June 30, 2012			June 30, 2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$265,461	$279	0.42%	304,244	$361	0.48%
Investment securities (taxable)	444,458	2,870	2.60%	207,480	1,741	3.37%
Investment securities (tax-exempt)	23,876	201	3.39%	29,318	235	3.22%
Loans held for sale	29,604	264	3.59%	13,385	150	4.49%
Acquired loans, net of allowance for acquired loan losses	484,084	11,869	9.86%	370,468	10,838	11.73%
Non-acquired loans (1)	2,456,069	29,987	4.91%	2,366,905	30,006	5.08%
Total interest-earning assets	3,703,552	45,470	4.94%	3,291,800	43,331	5.28%

Noninterest-Earning Assets:
Cash and due from banks	94,360			92,782
Other assets	545,713			599,975
Allowance for non-acquired loan losses	(47,714)			(47,985)
Total noninterest-earning assets	592,359			644,772
Total Assets	$4,295,911			$3,936,572

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,548,083	$840	0.22%	$1,306,883	$1,706	0.52%
Savings deposits	296,518	128	0.17%	260,726	252	0.39%
Certificates and other time deposits	964,284	1,303	0.54%	1,091,028	2,703	0.99%
Federal funds purchased and repurchase agreements	215,678	110	0.21%	224,163	142	0.25%
Other borrowings	46,203	554	4.82%	46,379	528	4.57%
Total interest-bearing liabilities	3,070,766	2,935	0.38%	2,929,179	5,330	0.73%

Noninterest-Bearing Liabilities:
Demand deposits	795,867			610,109
Other liabilities	13,326			28,265
Total noninterest-bearing liabilities (“Non-IBL”)	809,193			638,374
Shareholders’ equity	415,952			369,019
Total Non-IBL and shareholders’ equity	1,225,145			1,007,393
Total liabilities and shareholders’ equity	$4,295,911			$3,936,572

Net interest income and margin (NON-TAX EQUIV.)		$42,535	4.62%		$38,001	4.63%
Net interest margin (TAX EQUIVALENT)			4.69%			4.70%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30, 2012			June 30, 2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$232,437	$491	0.42%	$298,642	$714	0.48%
Investment securities (taxable)	372,705	4,906	2.65%	212,908	3,598	3.41%
Investment securities (tax-exempt)	23,698	395	3.35%	29,619	450	3.06%
Loans held for sale	31,838	585	3.70%	16,312	294	3.63%
Acquired loans, net of allowance for acquired loan losses	420,876	20,979	10.02%	365,450	18,991	10.48%
Non-acquired loans (1)	2,456,075	60,334	4.94%	2,338,901	58,539	5.05%
Total interest-earning assets	3,537,629	87,690	4.98%	3,261,832	82,586	5.11%

Noninterest-Earning Assets:
Cash and due from banks	93,284			86,813
Other assets	544,516			565,446
Allowance for non-acquired loan losses	(48,515)			(47,582)
Total noninterest-earning assets	589,285			604,677
Total Assets	$4,126,914			$3,866,509

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,489,451	$1,847	0.25%	$1,279,208	$3,882	0.61%
Savings deposits	282,384	275	0.20%	244,765	513	0.42%
Certificates and other time deposits	917,905	2,644	0.58%	1,111,133	5,984	1.09%
Federal funds purchased and repurchase agreements	222,389	236	0.21%	225,342	301	0.27%
Other borrowings	46,342	1,116	4.84%	47,459	1,059	4.50%
Total interest-bearing liabilities	2,958,471	6,118	0.42%	2,907,907	11,739	0.81%

Noninterest-Bearing Liabilities:
Demand deposits	748,152			574,914
Other liabilities	20,627			25,577
Total noninterest-bearing liabilities (“Non-IBL”)	768,779			600,491
Shareholders’ equity	399,664			358,111
Total Non-IBL and shareholders’ equity	1,168,443			958,602
Total liabilities and shareholders’ equity	$4,126,914			$3,866,509

Net interest income and margin (NON-TAX EQUIV.)		$81,572	4.64%		$70,847	4.38%
Net interest margin (TAX EQUIVALENT)			4.70%			4.43%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2012 - 2011	June 30,		2012 - 2011
	2012	2012	2011	2011	2011	% Change	2012	2011	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Gain on acquisition	$—	$—	$—	$11,001	$—		—	5,528
Service charges on deposit accounts	5,886	5,447	5,959	6,050	5,615	4.8%	11,333	10,645	6.5%
Mortgage banking income	2,962	1,830	1,942	2,341	1,125	163.3%	4,792	1,988	141.0%
Bankcard services income	3,618	3,320	3,037	2,980	3,045	18.8%	6,938	5,704	21.6%
Trust and investment services income	1,642	1,397	1,237	1,453	1,525	7.7%	3,039	2,774	9.6%
Securities gains (losses), net (8)	61	—	(25)	(100)	10	-510.0%	61	333	-81.7%
Accretion (amortization) on FDIC indemnification asset	(4,370)	(3,233)	(3,086)	(3,515)	(3,133)	-39.5%	(7,603)	(3,534)	115.1%
Other	1,945	712	599	581	605	221.5%	2,657	1,227	116.5%
Total noninterest income	$11,744	$9,473	$9,663	$20,791	$8,792	33.6%	$21,217	$24,665	-14.0%

Noninterest expense:
Salaries and employee benefits	$18,262	$18,048	$16,930	$17,345	$18,016	1.4%	$36,310	$34,662	4.8%
Net occupancy expense	2,478	2,248	2,309	2,443	2,346	5.6%	4,726	4,922	-4.0%
Furniture and equipment expense	2,371	2,239	2,211	2,127	2,181	8.7%	4,610	4,138	11.4%
Information services expense	2,902	2,468	2,817	2,851	2,503	15.9%	5,370	4,844	10.9%
FDIC assessment and other regulatory charges	1,073	1,037	980	859	1,255	-14.5%	2,110	2,734	-22.8%
OREO expense and loan related	2,115	2,716	4,835	4,037	2,662	-20.5%	4,831	5,310	-9.0%
Advertising and marketing	553	757	707	824	289	91.3%	1,310	1,198	9.3%
Business development and staff related	689	752	944	771	873	-21.1%	1,441	1,678	-14.1%
Professional fees	732	633	253	458	616	18.8%	1,365	934	46.1%
Amortization of intangibles	540	500	523	517	505	6.9%	1,040	951	9.4%
Merger and conversion related expense	1,998	96	404	1,587	598	234.1%	2,094	1,207
Other	3,796	3,725	3,635	3,339	3,204	18.5%	7,521	6,694	12.4%
Total noninterest expense	$37,509	$35,219	$36,548	$37,158	$35,048	7.0%	$72,728	$69,272	5.0%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The Company pays cash dividends on common shares out of earnings generated in the preceding quarter; therefore, the dividend payout ratio is calculated by dividing total dividends paid during the second quarter of 2012 by the total net income reported in the first quarter of 2012.

(3) Operating earnings is a non-GAAP measure and excludes the after-tax effect of gains on acquisitions, OTTI, and merger-related expense.  Management believes that non-GAAP operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings (non-GAAP) excludes the following from net income (GAAP) on an after-tax basis:  (a) pre-tax gain on acquisitions of $11.0 million for the quarter ended September 30, 2011; and (b) pre-tax merger and conversion related expense of $1,998,000, $96,000, $404,000, $1.6 million, and $598,000, for the quarters ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011, and June 30, 2011, respectively.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) The operating efficiency ratio (tax equivalent) would be 64.70% for June 30, 2012 if adjusted by subtracting $1,998,000 of merger and conversion related expenses from non-interest expense. The efficiency ratio (tax equivalent) would be 71.83% for March 31, 2012 if adjusted by subtracting $96,000 of merger and conversion related expenses from non-interest expense. The efficiency ratio (tax equivalent) would be 72.17% for December 31, 2011 if adjusted by subtracting $404,000 of merger and conversion related expenses from non-interest expense.The efficiency ratio (tax equivalent) would be 69.81% for September 30, 2011 if adjusted by subtracting the $11.0 million gain on acquisition from noninterest income and subtracting merger and conversion related expense of $1.6 million from noninterest expense. The efficiency ratio (tax equivalent) would be 73.06% for June 30, 2011 if adjusted by subtracting merger and conversion related expense of $598,000 from non-interest expense.

(7) Acquired loans are not included in non-performing loans because the accretion method is being used for all acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) June 30, 2012 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, OTTI, merger and conversion related expense, and the termination fee for the former group insurance plan.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.